Exhibit 24.1

                                POWER OF ATTORNEY


            KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of James L. Donald, Frank G. Vitrano, and Marc A. Strassler, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name (whether on behalf of PATHMARK STORES, INC. (the "Company") or as an officer or director of the Company) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to shares of the Company's common stock to be sold under the Company's Monthly Investment Plan, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement. Each such attorney-in-fact and his substitutes shall have and may exercise all powers to act hereunder. Each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned has signed his name hereto as of this 18th day of May, 2001.




/s/ William J. Begley                      /s/ Eugene M. Freedman
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William J. Begley                          Eugene M. Freedman



/s/ Daniel H. Fitzgerald                   /s/ Robert G. Miller
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Daniel H. Fitzgerald                       Robert G. Miller



/s/ Steven L. Volla
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Steven L. Volla